Exhibit 10.1.d

                    LINE OF CREDIT AGREEMENT


THIS  LINE  OF CREDIT AGREEMENT (this "Agreement"), dated  as  of
June  14,  2002,  is between GREAT PLAINS ENERGY INCORPORATED,  a
Missouri  corporation (herein called the "Company"), and  LASALLE
BANK NATIONAL ASSOCIATION (herein called the "Bank").

On the terms and subject to the conditions set forth in this Agreement, the Bank hereby agrees to make Advances to the Company, from time to time on any Business Day falling during the period from the date hereof to June 13, 2003, (the "Commitment Termination Date"), in such amounts as the Company may from time to time request but not exceeding $20,000,000 in aggregate principal  amount  (the  "Commitment Amount")  at  any  one  time outstanding. Subject to the terms hereof, the Company may from time to time borrow, prepay and (before the Commitment Termination Date) reborrow Advances made pursuant to this Agreement.

In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings indicated for purposes of this Agreement and the Note (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "Advance" means a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several loans made on the same Borrowing Date (or date of conversion or continuation) by the Bank to the Borrower of the same Type and, in the case of Eurodollar Advances, for the same Interest Period.

     "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

      "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

      "Attributable Indebtedness" means, on any date, (a) in respect of any Capitalized Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP is such lease were accounted for as a Capitalized Lease.

       "Authorized  Officer"  means  any  officer   or   employee
designated  by  the Company from time to time  in  an  incumbency
certificate,  which  certificate  shall  become  effective   when
received by the Bank.

       "Borrower"  means  Great  Plains  Energy  Incorporated,  a
Missouri corporation, and it's permitted successors and assigns.

      "Borrowing Date" means a date on which an Advance is made hereunder.

      "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities.

      "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

     "Consolidated EBITDA" means, for any period, for the Borrower and its Consolidated Subsidiaries, an amount equal to the result of (i) Consolidated Net Income plus (ii) Consolidated Interest Charges plus (iii) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income plus (iv) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income plus (v) all other non-cash items that reduce Consolidated Net Income for such period minus (vi) all non-cash items that increase Consolidated Net Income for such period.

     "Consolidated Interest Charges" means, for the Borrower and its Consolidated Subsidiaries for any period, the sum of (i) all interest, premium payments, fees, charges and related expenses of the Borrower and its Consolidated Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (ii) the portion of rent expense of the Borrower and its Consolidated Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP. It is understood and agreed that Consolidated Interest Charges shall not include any obligations of the Borrower or any Consolidated Subsidiary with respect to subordinated, deferrable interest debt securities, and any related securities issued by a trust or other special purpose entity in connection therewith, as long as the maturity date of such debt securities is subsequent to the scheduled Commitment Termination Date.

     "Consolidated  Net Income" means, for any  period,  for  the
Borrower and its Consolidated Subsidiaries, the net income of the
Borrower   and  its  Consolidated  Subsidiaries  from  continuing
operations, excluding extraordinary items for that period.

     "Consolidated Subsidiaries" means, as to any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

      "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss.

     "DTI Company" means any of DTI Holdings, Inc. and any of its Subsidiaries.

      "Eurodollar Advance" means an Advance which bears interest at the applicable Eurodollar Rate.

      "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period; provided that, (i) if Reuters Screen FRBD is not available to the Bank for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and
(ii) if no such British Bankers' Association Interest Settlement Rate is available to the Bank, the applicable Eurodollar Base
Rate for the relevant Interest Period shall instead be the rate determined by the Bank to be the rate at which the Bank offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of the Bank's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

      "Eurodollar Loan" means a loan which bears interest at the applicable Eurodollar Rate.

      "Eurodollar Rate" means, with respect to a Eurodollar Advance or Eurodollar Loan for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

      "Facility Fee Rate" means, at any time, the percentage rate per annum at which facility fees are accruing at such time as set forth in the Pricing Schedule.

      "Federal Funds Effective Rate" means, for any date, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank in its sole discretion.

      "Floating Rate" means, for any day, a rate per annum equal to the sum of (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

      "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

      "Floating Rate Loan" means a loan which bears interest at the Floating Rate.

     "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements of the Financial Accounting Standards Board.

     "Indebtedness" means, as to any Person at a particular time, all of the following, without duplication, to the extent recourse may be had to the assets or properties of such Person in respect thereof: (i) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(ii) any direct or contingent obligations of such Person in the aggregate in excess of $2,000,000 arising under letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments; (iii) net obligations of such Person under Swap Contracts; (iv) all obligations of such Person to pay the deferred purchase price of property or services except trade accounts payable arising, and accrued expenses incurred, in the ordinary course of business), and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(v) Capitalized Lease Obligations and Synthetic Lease Obligations of such Person; and (vi) all Contingent Obligations of such Person in respect of any of the foregoing.

      For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless such Indebtedness is non-recourse to such Person. It is understood and agreed that Indebtedness (including Contingent Obligations) shall not include any obligations of the Borrower with respect to subordinated, deferrable interest debt securities, and any related securities issued by a trust or other special purpose entity in connection therewith, as long as the maturity date of such debt is subsequent to the scheduled Commitment Termination Date; provided that the amount of mandatory principal amortization or defeasance of such debt prior to the scheduled Commitment Termination Date shall be included in this definition of Indebtedness. The amount of any Capitalized Lease Obligation or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

      "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter; provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third, or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

      "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Moody's" means Moody's Investors Service, Inc.

     "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

      "Pricing Schedule" means the schedule attached hereto identified as such.

      "Prime Rate" means a rate per annum equal to the prime rate of interest announced by the Bank from time to time (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

     "Project Finance Subsidiary" means any Subsidiary that meets the following requirements: (i) it is primarily engaged, directly or indirectly, in the ownership, operation and/or financing of independent power production and related facilities and assets; and (ii) neither the Borrower nor any other Subsidiary (other than another Project Finance Subsidiary) has any liability, contingent or otherwise, for the Indebtedness or other obligations of such Subsidiary (other than non-recourse liability resulting from the pledge of stock of such Subsidiary).

      "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "Regulatory Change" means the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over the Bank or its lending office.

      "Reserve  Requirement" means, with respect to  an  Interest
Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

     "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

       "Shareholders'  Equity"  means,  as   of   any   date   of
determination for the Borrower and its Consolidated Subsidiaries on a consolidated basis, shareholders equity as of that date determined in accordance with GAAP.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, join venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled; provided that no DTI
Company will be considered a Subsidiary of the Borrower for purposes of this Agreement. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

       "Swap Contract" means (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transaction, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by a subject to any master agreement, and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. any International Foreign Exchange Master Agreement, or any other master agreement (any master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

      "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic or off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

      "Total  Capitalization"  means Total  Indebtedness  of  the
Borrower and its Consolidated Subsidiaries plus the sum of (i) Shareholder's Equity and (ii) to the extent not otherwise included in Indebtedness or Shareholder's Equity, preferred and preference stock and securities of the Borrower and its Subsidiaries included in a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries in accordance with GAAP.

      "Total Indebtedness" means all Indebtedness of the Borrower and its Consolidated Subsidiaries on a consolidated basis, excluding (i) Indebtedness arising under Swap Contracts entered into in the ordinary course of business to hedge bona fide transactions and business risks and not for speculation, (ii) Indebtedness of Project Finance Subsidiaries, (iii) Contingent Obligations incurred after May 15, 1996 with respect to Indebtedness of Strategic Energy, L.L.C. in an aggregate amount not exceeding $275,000,000 and (iv) Indebtedness of KLT Investments Inc. incurred in connection with the acquisition and maintenance of its interests (whether direct or indirect) in low income housing projects.

      "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

      "Utilization Fee Rate" means, at any time, the percentage rate per annum at which utilization fees are accruing at such time as set forth in the Pricing Schedule.

All Advances shall be evidenced by a single promissory note of the Company (herein called the "Note") in substantially the form of Exhibit A hereto. The Company hereby irrevocably authorizes the Bank to make (or cause to be made) appropriate notations on the grid attached to the Note (or on any continuation of such grid) which notations, if made, shall evidence (among other things) the date of, the outstanding principal of, and the interest rate applicable to, the Advances evidenced thereby. Such notations shall be conclusive and binding on the Company absent manifest error; provided, however, that failure to record any such notations shall not limit or otherwise affect the Company's obligations hereunder or under the Note to make payments of principal of or interest on the Advances when due.

A Floating Rate Advance may be made on any Business Day falling before the Commitment Termination Date upon prior written or telephonic request (promptly confirmed in writing) from any of the Company's Authorized Officers received by the Bank prior to 2:00 pm, Chicago time, on such Business Day. Each such request shall specify (i) the Borrowing Date (which shall be a Business
Day), (ii) the amount of such Floating Rate Advance and (iii)the interest rate applicable to such Advance. Each Floating Rate Advance shall mature and shall become due and payable on the Commitment Termination Date.

Any of the Company's Authorized Officers may, on any Business Day, request and receive, by telephone, a quotation of the Eurodollar Rate that would be applicable to a Eurodollar Rate Advance; provided, however, that the Bank shall be obligated to make a Eurodollar Rate Advance at such Eurodollar Rate only upon prior written or telephonic request (promptly confirmed in writing) from an Authorized Officer received no later than 11:00 a.m., Chicago time, on such Business Day. Each such request for a Eurodollar Rate Advance shall specify (i) the Borrowing Date (which shall be at least three Business Days after the Business Day on which the quotation of the Eurodollar Rate was made), (ii) the principal amount of such Advance, (iii) the interest rate applicable to such Advance and (iv) the period of such Advance (which shall be the period specified when the Company sought a quotation of the Eurodollar Rate). Each Eurodollar Rate Advance shall mature and shall become due and payable on the last day of its applicable Interest Period.

Interest on (i) Eurodollar Rate Advances and all fees will be calculated on the basis of a 360 day year for actual number of days elapsed and (ii) Floating Rate Advances will be calculated on the basis of a 365 or 366 day year for the actual number of days elapsed. Interest accrued on each Floating Rate Advance shall be payable quarterly, in arrears, on the Commitment Termination Date and on the date of any prepayment of such Advance (on the principal amount prepaid). Interest accrued on each Eurodollar Advance shall be payable on the maturity date for such Advance, on the date of any prepayment of such Advance and, for any Eurodollar Advance having an Interest Period longer than three months on the last day of each three-month interval during such Interest Period. The Company shall have the right to prepay any Floating Rate Advance in whole or in part at any time without premium or penalty. No Eurodollar Rate Advance may be repaid prior to its maturity date without the Bank's prior written consent.

If the Bank determines in good faith (which determination shall be conclusive, absent manifest error) prior to the commencement of any Interest Period that (i) United States dollar deposits of sufficient amount and maturity for funding any Eurodollar Advances are not available to the Bank in the London Interbank Eurodollar market in the ordinary course of business, or (ii) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the rate of interest to be applicable to the relevant Eurodollar Advance, the Bank shall promptly notify the Company thereof and, so long as the foregoing conditions continue, Advances may not be advanced as a Eurodollar Advance thereafter. In addition, at the Company's option, each existing Eurodollar Advance shall be immediately (i) converted to a Floating Rate Advance on the last Business Day of the then existing Interest Period, or (ii) due and payable on the last Business Day of the then existing Interest Period, without further demand, presentment, protest or notice of any kind, all of which are hereby waived by the Company.

In addition, if, after the date hereof, a Regulatory Change shall, in the reasonable determination of the Bank, make it unlawful for the Bank to make or maintain the Eurodollar Advances, then the Bank shall promptly notify the Company and Advances may not be advanced as a Eurodollar Advance thereafter. In addition, at the Company's option, each existing Eurodollar Advance shall be immediately (i) converted to a Floating Rate Advance on the last Business Day of the then existing Interest Period or on such earlier date as required by law, or (ii) due and payable on the last Business Day of the then existing Interest Period or on such earlier date as required by law, all without further demand, presentment, protest or notice of any kind, all of which are hereby waived by the Company.

If any Regulatory Change (whether or not having the force of law) shall (a) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, the Bank; (b) subject the Bank or any Eurodollar Advance to any tax, duty, charge, stamp tax or fee or change the basis of taxation of payments to the Bank of principal or interest due from the Company to the Bank hereunder (other than a change in the taxation of the overall net income of the Bank); or (c) impose on the Bank any other condition regarding such Eurodollar Advance or the Bank's funding thereof, and the Bank shall determine (which determination shall be conclusive, absent manifest error) that the result of the foregoing is to increase the cost to the Bank of making or maintaining such Eurodollar Advance or to reduce the amount of principal or interest received by the Bank hereunder, then the Company shall pay to the Bank, on demand, such additional amounts as the Bank shall, from time to time, determine are sufficient to compensate and indemnify the Bank for such increased cost or reduced amount.

Advances, renewals, or payments hereunder shall be made in immediately available funds at the principal banking office of the Bank.

The Company hereby authorizes the Bank to rely upon the telephone or written instructions of any person identifying himself or herself as an Authorized Officer and upon any signature which the Bank reasonably believes to be genuine, and the Company shall be bound thereby in the same manner as if such person were authorized or such signature were genuine.

In consideration of the Bank's commitment to lend hereunder, the Company agrees to pay (i) on or as of the date hereof, an upfront fee equal to 0.150% of the Commitment Amount; (ii) a facility fee at a per annum rate equal to the Facility Fee Rate (regardless of usage) on the Commitment Amount and (iii) for any date on which the Advances outstanding exceed 33% of the Commitment Amount, a utilization fee at a per annum rate equal to the Utilization Fee Rate on outstanding Advances. The facility fee and utilization fee shall accrue during the period commencing with and including the date hereof and ending on and including the last day this Agreement is in effect. The facility fee and utilization fee shall be payable in arrears on the last Business Day of each calendar quarter, commencing June 30, 2002, and on the Commitment Termination Date.

The obligation of the Bank to make Advances hereunder is subject to the satisfaction of the following conditions precedent:

          1. At or before the making of the initial Advance hereunder, the Company shall furnish the Bank with (i) certified copies of resolutions of the Board of Directors of the Company authorizing or ratifying and approving the execution and delivery of this Agreement and future borrowings hereunder and the execution and delivery of the Note; (ii) a certificate of its secretary or assistant secretary as to the incumbency and signatures of those of its officers authorized to act with respect to this Agreement and the Note; (iii) an opinion of counsel for the Company, satisfactory in form and substance to the Bank, to the effect (among other things specified by the Bank) that the Company is a corporation duly organized and existing under the laws of Missouri and in good standing, that the making and performance of this Agreement and the Note have been duly authorized by all necessary corporate action, that all necessary governmental and regulatory approvals have been obtained, and that, upon the execution and delivery of the Note, this Agreement and the Note will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms under the laws of the State of Missouri; and (iv) such additional documents or information as the Bank may reasonably request.

          2. At the time of the making of the initial Advance, and each subsequent Advance hereunder, the Company shall, upon request, furnish the Bank with a certificate signed by a Vice President of the Company, together with the Treasurer or an Assistant Treasurer of the Company, it being agreed by the Company that each such signatory shall be an Authorized Officer, to the effect that: such Advance will not contravene any provision of law, the Company's Articles of Consolidation or By-Laws, or any indenture, agreement, or instrument to which the Company is a party or by which the Company or its property may be bound or affected; and no event of default, or event which with notice or lapse of time or both would become an event of default, shall have occurred and be continuing or shall result from the making of such Advance.

Each of the following shall constitute an event of default under this Agreement:

     A. The Company shall fail (i) to pay when due any principal of or interest on any
          Advance or (ii) to comply with any other term of this Agreement, and such failure shall have continued for a period of 30 days or more after notice thereof by the Bank to the Company;

     B. An event of default shall occur with respect to any other indebtedness of the
          Company for borrowed money and shall have continued for
          a  period  of time sufficient to entitle the holder  of
          such   indebtedness  to  accelerate  the  maturity   or
          otherwise enforce the payment thereof and such holder has asserted this right to accelerate payment;

     C. The Company becomes insolvent or admits in writing its inability to pay its debts as they mature or is adjudicated a bankrupt or insolvent; or the Company applies for, consents to, or acquiesces in the appointment of, a trustee or receiver for the Company or any property thereof, or makes a general assignment for the benefit of creditors; or in the absence of such application, consent or acquiescence, a trustee or receiver is appointed for the Company or for a substantial part of the property thereof, and is not discharged within 30 days; or any bankruptcy, reorganization, debt arrangement, or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against the Company and if instituted against the Company is consented to or acquiesced in by the Company or remains for 30 days undismissed;

     D. Any representation, warranty, or certificate made by or on behalf of the
          Company to the Bank shall prove to have been incorrect or misleading in any material respect when made;

     E. As of the end of each of its fiscal quarters, Borrower fails to maintain a ratio of (a) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date to (b) Consolidated Interest Charges during such period of not less than 2.0 to 1.0;

     F. As of the end of each of its fiscal quarters, the Borrower fails to cause the
          ratio   of   (i)  Total  Indebtedness  to  (ii)   Total
          Capitalization to be less than or equal to 0.65 to 1.00.

If any event of default described in clause A, B, D, E or F above shall occur and be continuing, the Bank may declare its commitment to make Advances to be terminated and declare the principal of, and all interest then accrued on, the Note to be forthwith due and payable, whereupon such commitment shall terminate and all Advances and all interest then accrued thereon shall immediately become due and payable, all without notice, protest, or demand of any kind. The Bank shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration. If an event of default described in clause C above shall occur, the Bank's commitment to make Advances shall immediately terminate and each Advance and all accrued interest thereon shall become immediately due and payable, all without notice, protest, or demand of any kind.

This Agreement shall be governed by and construed in accordance with the internal law of the State of Missouri, shall be deemed to have been executed in the State of Missouri, shall bind the Company and its successors and assigns, and shall inure to the benefit of the Bank and its successors and assigns. The Company agrees to pay upon demand all expenses (including attorneys' fees and legal costs and expenses) incurred or paid by the Bank or any holder hereof in connection with the enforcement or preservation of its rights hereunder. The Company irrevocably waives presentment, protest, demand and notice of any kind in connection herewith.
      IN WITNESS WHEREOF, the Company and the Bank have executed this Agreement as of the date first above written.


               GREAT PLAINS ENERGY INCORPORATED




               By:     /s/ Andrea F. Bielsker

               Title:   Senior Vice President - Finance,
                    Chief Financial Officer  & Treasurer



               LASALLE BANK NATIONAL ASSOCIATION



               By:    /s/ Denis Campbell IV


               Title:  Senior Vice President